EXHIBIT 99.1
PRESS RELEASE:

Mitel To Sell Its Communications Systems Division

OTTAWA, CANADA, December 15, 2000 - Mitel Corporation (NYSE/TSE:MLT) has signed a letter of intent to sell its Communications Systems division, including the name "Mitel", for approximately $350 million in cash, notes and a minority interest in the business to companies controlled by Dr. Terence H. Matthews. The sale transaction is expected to close in February 2001.

The letter of intent is subject to the entering of a Master Acquisition Agreement between Mitel Corporation and Dr. Matthews' acquiring companies, and to regulatory and other approvals.

"With this announcement, we are taking a significant step in our evolution and sending a clear signal that we will focus on the opportunities and challenges of the communications semiconductor market," said Kirk K. Mandy, president and CEO, Mitel. "We turn a fresh page on our future knowing that both businesses will be well placed for success."

"As a new 'pure play' semiconductor company, we are well positioned with a strong top-tier customer base, a proven global network of sales and support channels, leadership in a number of key industry segments, and a deep pool of technological expertise and product development. We plan to drive forward with new attitude, focus and growth."

Changes to Third-Quarter Expectations
Mitel expects to report the results, assets and liabilities of its Communications Systems division as discontinued operations for the third quarter ending December 29, 2000 with appropriate adjustments to reflect the anticipated sale transaction. The final accounting for the sale transaction is expected to be recorded in Mitel's fourth quarter of Fiscal 2001.

Also, Mitel expects its Semiconductor sales for the third quarter to be sequentially lower by approximately 10% from the $194.3 million recorded in the second quarter of Fiscal 2001. The decline is principally due to a reduction in the orders normally booked and shipped in the same quarter, and to order re-scheduling and cancellations, both resulting from market uncertainties. These factors have reduced Semiconductor's backlog from $280 million at September 29, 2000 to approximately $249 million today.

"Mitel Semiconductor continues to benefit from a significant amount of design wins, but is currently adversely affected by customer inventory adjustments in its network access business," said Mandy.

Mitel will release its third quarter earnings on Thursday, February 1, 2001, as planned, and these financial statements are expected to reflect the earnings from operations attributable to its core Semiconductor business.

About Mitel Mitel is a global provider of semiconductors and communication systems for converging voice and data networks in a rapidly evolving Internet economy. The company has annual revenues of $1.4 billion and employs some 6,000 people worldwide.


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Certain statements in this press release constitute  forward-looking  statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the company, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and assumptions include, among others, the risks discussed in documents filed by the Company with the Securities and Exchange Commission. Investors are encouraged to consider the risks detailed in those filings.

A conference call for analysts will be held today from 8:30-9:30am ET. Media can listen by dialing 1-800-273-9672 or 416-695-5806. A replay number is 1-800-408-3053 or 416-695-5800, passcode 631798. The replay will be available until December 22. The call will also be available via www.Q1234.com.

A conference call for media will be held today from 9:30-10:00 ET. The call number is 1-800-273-9672 or 416-695-5806. The replay number is 1-800-408-3053 or
416-695-5800, passcode 631799. It will be available until December 22.


For further information:


                                              Mitel Corporation
Mitel Corporation                             Mike McGinn
Jacques Guerette                              Mnvestor Relations
Corporate Communications                      613 592-2122
613 592-2122                                  Mike_mcginn@mitel.com
jacques_guerette@mitel.com

Dr. Matthews
Pam Aung Thin
Hill & Knowlton
613 786-9939
pam.aungthin@hillandknowlton.ca

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